SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 28, 2009

AIR T, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11720	52-1206400
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

3524 Airport Road
Maiden, North Carolina 28650
(Address of Principal Executive Offices)
(Zip Code)

(828) 464-8741
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 _____________Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____________	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____________	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____________	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Definitive Material Agreement

On September 28, 2009, Air T, Inc. (the "Company") and its subsidiaries entered into Amendment No. 1 to Loan Agreement dated September 22, 2009 (the “Amendment”) with Bank of America, N.A.  The Amendment is to the Loan Agreement dated September 18,  2007 covering the Company's $7,000,000 revolving line of credit.  The Amendment makes the following changes to the Loan Agreement:

1.    The availability period for the line of credit is extended to August 31, 2011.
2.    The interest rate is changed from 1.37 to 1.50 percentage points over The British Bankers Association Libor daily floating rate.
3.    The covenants relating to Debt to Worth Ratio and Funded Debt to EDITDA Ratio have been deleted in their entirety.
4.    A covenant has been added requiring the company to maintain a Basic Fixed Charge Coverage Ratio of 1.5 to 1.0, as defined.

All other terms and conditions of the Loan Agreement remain in full force and effect.

A copy of the Amendment No. 1 to Loan Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Amendment contained herein is qualified in its entirety by the terms of the Amendment incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1             Amendment No. 1 to Loan Agreement dated as of September 22, 2009 between the Company and its subsidiaries and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2009
AIR T, INC.

By: /s/ John Parry
John Parry, Vice President-Finance and Secretary

Exhibit Index

Exhibit	Description
Exhibit 10.1	Amendment No. 1 to Loan Agreement dated as of September 22, 2009 between the Company and its subsidiaries and Bank of America N.A.